Exhibit 10.26

SECOND AMENDMENT TO LEASE AGREEMENT BETWEEN
BC12 99, LTD., A TEXAS LIMITED PARTNERSHIP, AS
LANDLORD, AND ACTIVE POWER, INC., AS TENANT

To be attached to and form a part of Lease Agreement made the 27th day of September, 2000  (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant, covering a total of approximately 126,750 square feet and located at 2128 Braker Lane, Austin, Texas, known as Braker 12.

WITNESSETH THAT:

1.	BASE RENT:

The Lease is hereby extended and renewed for a further term of thirty-two (32) months thereby extending the expiration date to December 31, 2007. Notwithstanding anything to the contrary in the Lease agreement, the Monthly Base Rent effective January 1, 2005 shall be as follows:

Dates	Monthly Base Rental Rate Per Square Foot	Monthly Base Rent
January 1, 2005 - December 31, 2007	$0.42	$53,235

Tenant shall be responsible for its pro rata share of property taxes, common are maintenance, management fees and insurance as provided in the Lease, payable on the first day of each month during the balance of the term.

2.	SECURITY DEPOSIT:

The existing security deposit is hereby increased by one hundred thousand and no/100 dollars ($100,000), payable no later than January 31, 2005. In addition, the security deposit will be further increased by an additional one hundred thousand and no/100 dollars ($100,000), payable no later than January 31, 2006. Landlord shall have a perfected security interest in the security deposit and shall have the right to assign it to an institutional lender who will be bound by all Lease provisions related to the security deposit. The entire security deposit will be refundable at the end of the Lease term upon Tenant's compliance with the terms, covenants and conditions contained in the Lease.

3.	RENEWALOPTIONS:

Tenant shall hereby have two (2) renewal options structured as follows:

Renewal Option #1*

Dates	Monthly Base Rental Rate Per Square Foot	Monthly Base Rent
January 1, 2008 - December 31, 2009	$0.46	$58,305

Renewal Option #2*

Dates	Monthly Base Rental Rate Per Square Foot	Monthly Base Rent
January 1, 2010 - December 31, 2011	$0.50	$63,375

*Each option is exercisable with a minimum of two hundred and forty (240) days written notice from Tenant to Landlord. In the event Tenant elects to waive either renewal option and evaluate alternate facilities within a twenty five (25) mile radius of Braker 12, then Tenant shall in good faith keep Landlord timely apprised of other buildings it is considering and the terms of the leases being considered. Landlord shall have the opportunity to present a final proposal to Tenant to induce Tenant to remain in Braker 12 (or, if Braker 12 is not comparable to the type of  building or space tenant is then considering, Landlord may propose space in other buildings owned by Landlord or an affiliate) before Tenant commits to Lease space from another landlord. Tenant agrees to negotiate in good faith with Landlord. However, Tenant shall be under no obligation to accept any proposal presented in accordance with these terms.

4.	PARKING:

Tenant shall hereby continue to lease the parking area described in Section 5.B. of the Lease during the ongoing term of the Lease. The base rent shall hereby be fixed at three thousand forty and no/100 dollars ($3,040) per month for one hundred and sixty (160) parking spaces. Landlord shall not unreasonably withhold or delay its consent to allow Tenant to sublease these parking spaces. In the event Tenant does sublease these spaces, Landlord will receive fifty percent (50%) of any profit realized by Tenant (net of customary costs to consummate the sublease).

5.	COMMISSIONS:

Hill Partners, Inc. shall hereby receive a commission equal to two percent (2%) of the difference between (a) the total Base Rent described herein for the initial renewal term; less, (b) the Base Rent that would have otherwise been due to Landlord for the period from January 1, 2005 through April 30, 2005 pursuant to the Lease. The commission shall be paid within ten (10) days from the date of execution of this lease amendment and the Landlord's receipt of the additional security deposit installment due in January 2005.

6.	Except as herein modified and amended the Lease shall remain in full force and effect and all terms, provisions, covenants and conditions thereof are hereby ratified and confirmed.

DATED AS OF THE 8th DAY OF November, 2004.

BC12 99, LTD., A TEXAS LIMITED PARTNERSHIP

By:

WITNESS:	ORI, INC. , IT'S GENERAL PARTNER:

SANFORD L. GOTTESMAN, President

By:
	Title:	President

WITNESS:
ACTIVE POWER, INC.:

	By:	DAVID S. GINO
	Title:	CFO/COO